EXHIBIT 10.23

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of February 25, 2014 (the “Effective Date”), by and between Nano Vibronix, Inc., a Delaware corporation (the “Company”), and AYTA Consulting, LLC, a New York limited liability company (“AYTA”).

WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain AYTA to provide certain consulting services in connection with the operation and conduct of the Company’s business, and AYTA desires to provide such services;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Retention. During the term of this Agreement (the “Term”), the Company hereby engages, and AYTA hereby agrees to such engagement, to provide the Company with consulting services as described herein (the “Consulting Services”) in connection with the Company’s business and operations.

Notice is hereby given that this Agreement contains indemnification provisions in Section 5(b) that apply to any Indemnified Liabilities (as defined in Section 5(b) below).

2. Consulting Services. AYTA shall provide the Consulting Services to the Company as requested from time to time by the Company with respect to (i) strategic, financial and operational planning, (ii) advice regarding potential financing arrangements, (iii) assistance with  the preparation of reports, summaries, corporate profiles, due diligence packages and other materials to assist in presenting the Company to third parties, (iv) the evaluation and assessment of investor relations and ongoing business operations, (v) the identification of potential acquisition candidates and financing sources, (vi) the identification and potential acquisition of undervalued assets, (vii) the operations, marketing and development of the Company, (viii) advice with respect to potential mergers, acquisitions, divestitures, joint ventures and similar transactions and (ix) other general business advisory services as may reasonably be requested by the Company from time to time.  AYTA agrees to meet with representatives of the Company as reasonably requested by the Company.  AYTA is under no obligation to devote a specified number of hours to providing the Consulting Services.

3. Consulting Fees. On the date hereof, Parent shall grant Consultant an award of 400,000 shares of the Company’s common stock, subject to the terms and conditions of that certain Restricted Stock Award Agreement attached hereto as Exhibit A (the “Consulting Fee”). The Consulting Fee shall be the sole compensation payable to Consultant with respect to its performance of the Consulting Services.

4. Term of Agreement. The Agreement shall continue in full force and effect until the earlier of (a) the Company’s initial public offering of its common stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or equivalent law of another jurisdiction, (b) such date as the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, upon consummation of a reverse merger or upon the effectiveness of a registration statement on Form 10 filed by the Company under the Exchange Act or equivalent document, (c) the merger, share exchange or consolidation of the Company (other than one in which stockholders of the Company own a majority of the voting power of the outstanding shares of the surviving or acquiring corporation) or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, (d) the written termination of this Agreement by AYTA with thirty (30) days written notice to the Company or (e) the Company’s liquidation, dissolution or winding up. The obligations of the Company and AYTA under Section 5 below shall survive any such termination.

5. Indemnity.

(a) Company’s Indemnity. The Company hereby agrees to indemnify, exonerate and hold AYTA, and AYTA’s members, managers, affiliates, persons for which they are acting as nominees, trustees, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, trustees, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “AYTA Affiliates”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the AYTA Affiliates or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement except for any such Indemnified Liabilities arising on account of any AYTA Affiliate’s breach of this Agreement, gross negligence or willful misconduct.

(b) AYTA’s Indemnity. AYTA hereby agrees to indemnify, exonerate and hold the Company, and the Company’s members, managers, affiliates, persons for which they are acting as nominees, trustees, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, trustees, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the “Company Affiliates”) free and harmless from and against any and all Indemnified Liabilities incurred by the Company Affiliates or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement except for any such Indemnified Liabilities arising on account of any Company Affiliate’s breach of this Agreement, gross negligence or willful misconduct.

6. Disclaimer and Opportunities.

(a) Disclaimer; Standard of Care. AYTA makes no representations or warranties, express or implied, in respect of the services to be provided by AYTA hereunder.

(b) Freedom to Pursue Opportunities. In recognition that the AYTA Affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies and other entities with respect to which AYTA Affiliates may serve as an advisor, a director or in some other capacity, and in recognition that the AYTA Affiliates have myriad duties to various entities, investors and partners, and in anticipation that the Company, on the one hand and the AYTA Affiliates (or one or more associated investment funds or portfolio companies or clients of a AYTA Affiliate), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the AYTA Affiliates. Except as otherwise agreed by AYTA and any other AYTA Affiliate:

(i) AYTA and the other AYTA Affiliates will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company) or invest, own or deal in securities of any other Person so engaged in any business, (B) to directly or indirectly do business with any client or customer of the Company, (C) to take any other action that AYTA or any AYTA Affiliate believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b), and (D) not to present potential transactions, matters or business opportunities to the Company, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another Person. “Person” means an individual, corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization, other entity or group, including any governmental entity.

(ii) AYTA and the other AYTA Affiliates will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or to refrain from any actions specified in Section 6(b)(i), and the Company hereby renounces and waives any right to require AYTA or any other AYTA Affiliate to act in a manner inconsistent with the provisions of this Section 6(b).

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(iii) AYTA and the other AYTA Affiliates will not be liable to the Company for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s participation therein.

7. Independent Contractor. The Company and AYTA agree and acknowledge that AYTA shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Except with respect to AYTA officers and employees who are employed by the Company, neither AYTA nor any other AYTA Affiliate shall be considered an employee of the Company as a result of this Agreement or the services provided hereunder.

8. Non-Assignability of Agreement. Neither party shall have the right to assign this Agreement without the consent of the other party hereto. AYTA acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by AYTA without the consent of the Company shall be void. Notwithstanding the foregoing, AYTA may assign all or part of its rights and obligations hereunder to any AYTA Affiliate that provides services similar to those called for by this Agreement, in which event AYTA shall be released of all of its rights and obligations hereunder.

9. Waiver. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by each of AYTA and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

10. Governing Law; Jurisdiction; Waiver of Jury Trial

(a) Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 12 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceedings any claim that service of process made in accordance with Section 12 does not constitute good and sufficient service of process. The provisions of this Section 10(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

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(c) Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 10(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transaction contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Section 10(c) with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

11. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes and preempts any prior agreements, understandings or representations by or between the parties, written or oral, with respect to the subject matter hereof.

12. Notice. All notices, demands, and communications of any kind that any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party as specified below by personal delivery to its address set forth below or to such other address as any party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party at such address. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by certified or registered mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party.

If to the Company, to:

Nano Vibronix, Inc.

105 Maxess Road, Suite S124

Melville, NY 11747

Attn: Chief Executive Officer

If to AYTA, to:

AYTA Consulting, LLC

805 Third Avenue, 15th Floor

New York, NY 10022

Attn: Paul Packer

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13. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or “.pdf” transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or “.pdf” shall be deemed to be their original signatures for any purpose whatsoever.

14. Joint Obligation. The obligations of the Company hereunder shall be joint obligations.

15. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement, enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first above written.

NANO VIBRONIX, INC.
a Delaware corporation

By:	/s/ Harold Jacob
Name:	Harold Jacob
Title:	Chief Executive Officer

AYTA Consulting, LLC
a New York limited liability company

By:	/s/ Paul Packer
Name:	Paul Packer
Title:	Managing Member